EXHIBIT 99

For Immediate Release

April 28, 2020
Cummins Reports First Quarter 2020 Results

•First quarter revenues of $5.0 billion; GAAP1 Net Income of $511 million
•First quarter EBITDA of 16.9 percent; Diluted EPS of $3.41
•The company ended the quarter with cash, cash equivalents and marketable securities of $2.0 billion and committed borrowing capacity of $1.9 billion
•The company’s long-term credit ratings remain unchanged at A+ from Standard & Poor’s and A2 from Moody’s with stable outlooks
•Previously announced restructuring actions were completed in the quarter and will yield annual cost savings of $250 to $300 million in 2020

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported results for the first quarter of 2020.

First quarter revenues of $5.0 billion decreased 17 percent from the same quarter in 2019. Lower truck production in North America and weaker demand in global construction, mining, and power generation markets drove the majority of the revenue decrease. Currency negatively impacted revenues by 1 percent primarily due to a stronger US dollar.

Sales in North America declined by 16 percent while international revenues decreased by 17 percent led by declines in Europe, Asia Pacific, Latin America, India, and China.

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the first quarter were $846 million (16.9 percent of sales), compared to $1.0 billion (17.2 percent of sales) a year ago. First quarter EBITDA included a $37 million benefit to joint venture earnings resulting from recent changes to tax law in India.

Net income attributable to Cummins in the first quarter was $511 million ($3.41 per diluted share) compared to $663 million ($4.20 per diluted share) in 2019. First quarter net income included a benefit of $35 million ($0.23 per diluted share) resulting from recent changes to tax law in India. The tax rate in the first quarter was 19.4 percent.

Chairman and CEO, Tom Linebarger:

“We delivered strong profitability in the first quarter, supported by the commitment of our employees to serve our customers and the benefit of cost reduction actions we initiated in the second half of 2019. Amidst the unprecedented COVID-19 pandemic, the health and safety of our employees and the communities in which we operate is our top priority. Our teams are working hard to support the global economy, leveraging our flexibility and strong supplier network to help our customers deliver essential products and support response efforts. Given the significant impact the pandemic will have on demand across our industry in the second quarter and beyond, we are continuing to take actions to reduce cost and boost our already strong liquidity.”

“During our 100-year history, we have encountered several unforeseen crises, and I am confident we will successfully navigate this one as we have done before, to emerge stronger. Cummins enters this period of uncertainty in a position of strength with an experienced leadership team that has led through multiple cycles and a strong balance sheet. Our deep customer and supplier relationships combined with our leading positions in global markets leave us well positioned to deliver strong growth when the global economy recovers.”

2020 Outlook:

Due to uncertainty related to the coronavirus pandemic, the company is not providing revenue or profitability guidance for 2020. While customer operations have begun to resume activity, the company does expect a significant impact to its second quarter results due to disruptions across customer and supplier operations and lower end market demand. For now, the company is planning for weak demand levels to persist for some time. In response to these challenges the company recently announced a set of cost reduction actions, including a temporary reduction in salaries. In addition, the company is lowering its targeted capital expenditures by more than 25 percent as compared to 2019 and will continue to closely monitor market conditions and adjust our plans accordingly.

First Quarter 2020 Highlights:

•Cummins Foundation Issued Grants to Community Partners Addressing Urgent Childcare, Nutrition and Remote Learning Needs Caused by COVID-19 Crisis.

•Announced partnerships with DuPont and 3M to provide critical material for N95 masks and Powered Air Purifying Respirators.

•The Human Rights Campaign (HRC) announced that Cummins received a perfect score for a 15th consecutive year in its Corporate Equality Index.

•Cummins was named to Ethisphere’s list of the World’s Most Ethical Companies for a 13th consecutive year.

First quarter 2020 detail (all comparisons to same period in 2019):

Engine Segment

•Sales - $2.2 billion, down 19 percent
•Segment EBITDA - $365 million, or 16.9 percent of sales, compared to $438 million or 16.5 percent of sales
•On-highway revenues decreased 17 percent and off-highway revenues decreased 23 percent, primarily due to decreased global demand in truck and construction markets

Distribution Segment

•Sales - $1.8 billion, down 9 percent
•Segment EBITDA - $158 million, or 8.7 percent of sales, compared to $171 million or 8.5 percent of sales
•Revenues in North America were down 11 percent and international sales declined by 6 percent
•Demand declined in all lines of business and a stronger US dollar negatively impacted revenues by 1 percent

Components Segment

•Sales - $1.5 billion, down 19 percent
•Segment EBITDA - $279 million, or 18.6 percent of sales, compared to $325 million or 17.5 percent of sales
•Revenues in North America decreased by 24 percent and international sales declined by 12 percent, both due to weaker global truck demand

Power Systems Segment

•Sales - $884 million, down 18 percent
•Segment EBITDA - $77 million, or 8.7 percent of sales, compared to $138 million, or 12.8 percent of sales
•Power generation revenues decreased by 8 percent while industrial revenues decreased 30 percent

New Power Segment

•Sales - $10 million
•Segment EBITDA loss - $43 million
•Costs associated with development of new products and current low adoption rates of new technology are contributing to EBITDA losses

1 Generally Accepted Accounting Principles

About Cummins Inc.
Cummins Inc., a global power leader, is a corporation of complementary business segments that design, manufacture, distribute and service a broad portfolio of power solutions. The company’s products range from diesel, natural gas, electric and hybrid powertrains and powertrain-related components including filtration, aftertreatment, turbochargers, fuel systems, controls systems, air handling systems, automated transmissions, electric power generation systems, batteries, electrified power systems, hydrogen generation and fuel cell products. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 61,600 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment and equality of opportunity. Cummins serves its customers online, through a network of company-owned and independent distributor locations, and through thousands of dealer locations worldwide and earned about $2.3 billion on sales of $23.6 billion in 2019. See how Cummins is powering a world that’s always on by accessing news releases and more information at https://www.cummins.com/always-on.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: market slowdown due to the impacts from COVID-19 pandemic, other public health crises, epidemics or pandemics; impacts to manufacturing and supply chain abilities from an extended shutdown or disruption of our operations due to the COVID-19 pandemic; supply shortages and supplier financial risk, particularly from any of our single-sourced suppliers, including suppliers that may be impacted by the COVID-19 pandemic; aligning our capacity and production with our demand, including impacts of COVID-19; a major customer experiencing financial distress, particularly related to the COVID-19 pandemic; any adverse results of our internal review into our emissions certification process and compliance with emission standards; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; disruptions in global credit and financial markets as the result of the COVID-19 pandemic; adverse impacts from government actions to stabilize credit markets and financial institutions and other industries; product recalls; the development of new technologies that reduce demand for our current products and services; policy changes in international trade; a slowdown in infrastructure development and/or depressed commodity prices; the U.K.'s decision to end its membership in the European Union (EU); labor relations or work stoppages; reliance on our executive leadership team and other key personnel; lower than expected acceptance of new or existing products or services; changes in the engine outsourcing practices of significant customers; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions;
exposure to potential security breaches or other disruptions to our information technology systems and data security; challenges or unexpected costs in completing cost reduction actions and restructuring initiatives; failure to realize expected results from our investment in Eaton Cummins Automated Transmission Technologies joint venture; political, economic and other risks from operations in numerous countries; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; foreign currency exchange rate changes; variability in material and commodity costs; the actions of, and income from, joint ventures and other investees that we do not directly control; changes in taxation; global legal and ethical compliance costs and risks; product liability claims; increasingly stringent environmental laws and regulations; the performance of our pension plan assets and volatility of discount rates, particularly those related to the sustained slowdown of the global economy due to the COVID-19 pandemic; future bans or limitations on the use of diesel-powered products; the price and availability of energy; our sales mix of products; protection and validity of our patent and other intellectual property rights; the outcome of pending and future litigation and governmental proceedings; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2019 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.

Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.

Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at

www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended
In millions, except per share amounts	March 29, 2020	March 31, 2019
NET SALES	$5,011	$6,004
Cost of sales	3,717	4,472
GROSS MARGIN	1,294	1,532
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	546	593
Research, development and engineering expenses	238	237
Equity, royalty and interest income from investees	129	92
Other operating (expense) income, net	(5)	5
OPERATING INCOME	634	799
Interest income	7	12
Interest expense	23	32
Other income, net	37	66
INCOME BEFORE INCOME TAXES	655	845
Income tax expense	127	176
CONSOLIDATED NET INCOME	528	669
Less: Net income attributable to noncontrolling interests	17	6
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$511	$663

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$3.42	$4.22
Diluted	$3.41	$4.20

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	149.3	157.2
Diluted	149.7	157.7

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	March 29, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$1,691	$1,129
Marketable securities	339	341
Total cash, cash equivalents and marketable securities	2,030	1,470
Accounts and notes receivable, net	3,505	3,670
Inventories	3,579	3,486
Prepaid expenses and other current assets	676	761
Total current assets	9,790	9,387
Long-term assets
Property, plant and equipment, net	4,128	4,245
Investments and advances related to equity method investees	1,304	1,237
Goodwill	1,283	1,286
Other intangible assets, net	965	1,003
Pension assets	989	1,001
Other assets	1,617	1,578
Total assets	$20,076	$19,737

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$2,648	$2,534
Loans payable	121	100
Commercial paper	1,617	660
Accrued compensation, benefits and retirement costs	322	560
Current portion of accrued product warranty	743	803
Current portion of deferred revenue	527	533
Other accrued expenses	971	1,039
Current maturities of long-term debt	33	31
Total current liabilities	6,982	6,260
Long-term liabilities
Long-term debt	1,580	1,576
Pensions and other postretirement benefits	588	591
Accrued product warranty	640	645
Deferred revenue	837	821
Other liabilities	1,431	1,379
Total liabilities	$12,058	$11,272

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.4 and 222.4 shares issued	$2,335	$2,346
Retained earnings	14,728	14,416
Treasury stock, at cost, 74.9 and 71.7 shares	(7,744)	(7,225)
Common stock held by employee benefits trust, at cost, 0.1 and 0.2 shares	(1)	(2)
Accumulated other comprehensive loss	(2,250)	(2,028)
Total Cummins Inc. shareholders’ equity	7,068	7,507
Noncontrolling interests	950	958
Total equity	$8,018	$8,465
Total liabilities and equity	$20,076	$19,737

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended
In millions	March 29, 2020	March 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$528	$669
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	168	157
Deferred income taxes	(11)	11
Equity in income of investees, net of dividends	(78)	(64)
Pension and OPEB expense	27	18
Pension contributions and OPEB payments	(60)	(47)
Stock-based compensation expense	4	9
Restructuring payments	(48)	—
Gain on corporate owned life insurance	(17)	(37)
Foreign currency remeasurement and transaction exposure	3	79
Changes in current assets and liabilities
Accounts and notes receivable	107	(135)
Inventories	(171)	(107)
Other current assets	79	67
Accounts payable	171	166
Accrued expenses	(321)	(293)
Changes in other liabilities	28	64
Other, net	(30)	(145)
Net cash provided by operating activities	379	412

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(75)	(109)
Investments in internal use software	(8)	(20)
Investments in and advances to equity investees	(7)	(10)
Investments in marketable securities—acquisitions	(116)	(121)
Investments in marketable securities—liquidations	95	103
Cash flows from derivatives not designated as hedges	6	55
Other, net	6	31
Net cash used in investing activities	(99)	(71)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (payments) of commercial paper	957	(71)
Payments on borrowings and finance lease obligations	(10)	(10)
Net borrowings under short-term credit agreements	25	15
Distributions to noncontrolling interests	(13)	(13)
Dividend payments on common stock	(195)	(179)
Repurchases of common stock	(550)	(100)
Other, net	20	11
Net cash provided by (used in) financing activities	234	(347)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	48	31
Net increase in cash and cash equivalents	562	25
Cash and cash equivalents at beginning of year	1,129	1,303
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,691	$1,328

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Distribution	Components	Power Systems	New Power	Total Segments	Intersegment Eliminations (1)	Total
Three months ended March 29, 2020
External sales	$1,579	$1,807	$1,115	$500	$10	$5,011	$—	$5,011
Intersegment sales	579	7	387	384	—	1,357	(1,357)	—
Total sales	2,158	1,814	1,502	884	10	6,368	(1,357)	5,011
Research, development and engineering expenses	80	7	68	54	29	238	—	238
Equity, royalty and interest income from investees	78	21	21	9	—	129	—	129
Interest income (2)	4	1	1	1	—	7	—	7
Segment EBITDA	365	158	279	77	(43)	836	10	846
Depreciation and amortization (3)	53	31	48	32	4	168	—	168

Segment EBITDA as a percentage of total sales	16.9%	8.7%	18.6%	8.7%	NM	13.1%		16.9%

Three months ended March 31, 2019
External sales	$1,984	$1,993	$1,401	$623	$3	$6,004	$—	$6,004
Intersegment sales	669	8	460	454	—	1,591	(1,591)	—
Total sales	2,653	2,001	1,861	1,077	3	7,595	(1,591)	6,004
Research, development and engineering expenses	78	7	75	56	21	237	—	237
Equity, royalty and interest income from investees	56	11	10	15	—	92	—	92
Interest income (2)	4	4	2	2	—	12	—	12
Segment EBITDA	438	171	325	138	(29)	1,043	(10)	1,033
Depreciation and amortization (3)	50	29	46	29	2	156	—	156

EBITDA as a percentage of total sales	16.5%	8.5%	17.5%	12.8%	NM	13.7%		17.2%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended March 29, 2020 and March 31, 2019.

(2) "Interest income" is managed at the corporate level and allocated to each operating segment.
(3) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as "Interest expense." The amortization of debt discount and deferred costs was less than $1 million and $1 million for the three month ended March 29, 2020 and March 31, 2019, respectively. A portion of depreciation expense is included in "Research, development and engineering expenses."

CUMMINS INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT INFORMATION
(Unaudited)

A reconciliation of our segment information to the corresponding amounts in the Condensed Consolidated Statements of Net Income is shown in the table below:

	Three months ended
In millions	March 29, 2020	March 31, 2019
Total EBITDA	$846	$1,033
Less:
Depreciation and amortization	168	156
Interest expense	23	32
Income before income taxes	$655	$845

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

INCOME TAXES

Our effective tax rate for the three months ended March 29, 2020, was 19.4 percent. Our effective tax rate for the three months ended March 31, 2019, was 20.8 percent and contained immaterial discrete items.
The three months ended March 29, 2020, contained $18 million of favorable net discrete tax items, primarily due to tax changes within India's 2020-2021 Union Budget of India (India Tax Law Change) passed in March of 2020. The India Tax Law Change eliminated the dividend distribution tax and replaced it with a lower rate withholding tax as the burden shifted from the dividend payor to the dividend recipient for a net favorable income statement impact of $35 million, or $0.23 per share.
The India Tax Law Change resulted in the following adjustments to the Income Statement in the first quarter of 2020:

March 29, 2020
In millions	Favorable (Unfavorable)
Equity, royalty and interest income from investees	$37
Income tax expense (1)	17
Less: Net income attributable to noncontrolling interests	(19)
Net income statement impact	$35

(1) The adjustment to Income tax expense includes $15 million of discrete items.

RISKS AND UNCERTAINTIES
During the first quarter of 2020, the outbreak of the coronavirus disease of 2019 (COVID-19) spread throughout the world and became a global pandemic. The pandemic triggered a significant downturn in our markets globally and these challenging market conditions could continue for an extended period of time. In an effort to contain the spread of COVID-19, maintain the well-being of our employees and stakeholders, match the reduced demand from our customers and in accordance with governmental requirements, we closed or partially shut down certain office, manufacturing and distribution facilities around the world. These closures expanded and continued into April 2020. While the global market downturn, closures and limitations on movement are expected to be temporary, the duration of the production and supply chain disruptions, and related financial impacts, cannot be estimated at this time. This uncertainty could have an impact in future periods on certain estimates used in the preparation of our first quarter financial results, including, but not limited to impairment of goodwill and other long-lived assets, income tax provision, recoverability of inventory and hedge accounting with respect to forecasted future transactions. Should the manufacturing and distribution closures continue for an extended period of time, the impact on our production and supply chain could have a material adverse effect on our results of operations, financial condition and cash flows.

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Reconciliation of Non GAAP measures - Earnings before interest, income taxes, noncontrolling interests, depreciation and amortization (EBITDA)
We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.
EBITDA is not in accordance with, or an alternative for, accounting principles generally accepted in the United States (GAAP) and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in the Condensed Consolidated Statements of Net Income. Below is a reconciliation of “Net income attributable to Cummins Inc.” to EBITDA for each of the applicable periods:

	Three months ended
In millions	March 29, 2020	March 31, 2019
Net income attributable to Cummins Inc.	$511	$663

Net income attributable to Cummins Inc. as a percentage of net sales	10.2%	11.0%

Add:
Net income attributable to noncontrolling interests	17	6
Consolidated net income	528	669

Add:
Interest expense	23	32
Income tax expense	127	176
Depreciation and amortization	168	156
EBITDA	$846	$1,033

EBITDA as a percentage of net sales	16.9%	17.2%

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2020
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$750	$—	$—	$—	$750
Medium-duty truck and bus	618	—	—	—	618
Light-duty automotive	353	—	—	—	353
Off-highway	437	—	—	—	437
Total sales	$2,158	$—	$—	$—	$2,158

2019
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$979	$970	$851	$755	$3,555
Medium-duty truck and bus	721	739	645	602	2,707
Light-duty automotive	382	480	478	464	1,804
Off-highway	571	514	442	463	1,990
Total sales	$2,653	$2,703	$2,416	$2,284	$10,056

Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2020
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	25,800	—	—	—	25,800
Medium-duty	61,200	—	—	—	61,200
Light-duty	49,400	—	—	—	49,400
Total units	136,400	—	—	—	136,400

2019
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	33,900	35,000	28,000	25,700	122,600
Medium-duty	79,000	76,400	63,200	64,800	283,400
Light-duty	56,400	64,100	62,600	62,800	245,900
Total units	169,300	175,500	153,800	153,300	651,900

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2020
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$787	$—	$—	$—	$787
Power generation	376	—	—	—	376
Service	328	—	—	—	328
Engines	323	—	—	—	323
Total sales	$1,814	$—	$—	$—	$1,814

2019
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$844	$833	$798	$815	$3,290
Power generation	403	427	467	487	1,784
Service	363	373	376	367	1,479
Engines	391	395	363	369	1,518
Total sales	$2,001	$2,028	$2,004	$2,038	$8,071

Component Segment Sales by Product Line
Sales for our Components segment by product line were as follows:

2020
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$664	$—	$—	$—	$664
Filtration	312	—	—	—	312
Turbo technologies	270	—	—	—	270
Electronics and fuel systems	174	—	—	—	174
Automated transmissions	82	—	—	—	82
Total sales	$1,502	$—	$—	$—	$1,502

2019
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$854	$828	$745	$695	$3,122
Filtration	325	331	310	315	1,281
Turbo technologies	335	319	279	285	1,218
Electronics and fuel systems	198	212	170	179	759
Automated transmissions	149	156	146	83	534
Total sales	$1,861	$1,846	$1,650	$1,557	$6,914

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Power Systems Segment Sales by Product Line and Unit Shipments by Engine Classification
Sales for our Power Systems segment by product line were as follows:

2020
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$519	$—	$—	$—	$519
Industrial	296	—	—	—	296
Generator technologies	69	—	—	—	69
Total sales	$884	$—	$—	$—	$884

2019
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$567	$668	$647	$636	$2,518
Industrial	420	432	392	332	1,576
Generator technologies	90	103	87	86	366
Total sales	$1,077	$1,203	$1,126	$1,054	$4,460

High-horsepower unit shipments by engine classification were as follows:

2020
Units	Q1	Q2	Q3	Q4	YTD
Power generation	1,800	—	—	—	1,800
Industrial	1,000	—	—	—	1,000
Total units	2,800	—	—	—	2,800

2019
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,100	2,300	2,300	2,400	9,100
Industrial	1,600	1,600	1,400	1,400	6,000
Total units	3,700	3,900	3,700	3,800	15,100